Exhibit 10.19.2

DAWSON JAMES SECURITIES, INC.

925 South Federal Highway, Suite No. 600

Boca Raton, Florida 33432

January 30, 2012

Shai N. Gozani, MD, PhD

Chief Executive Officer

NeuroMetrix, Inc.

62 Fourth Avenue

Waltham, MA 02451

Re: Amendment of Engagement Letter

Dear Shai,

This letter amends the letter agreement between NeuroMetrix, Inc. (the “Company”) and Dawson James Securities, Inc. (“DJSI”) dated December 30, 2011 (the “Engagement Letter”) as follows:

1. Fees and Expenses.

            (a)         The first sentence of Section 8(a) of the Engagement Letter is hereby deleted and replaced with the following:

“Upon signing of this letter agreement, DJSI will be paid a due diligence fee of $25,000, which shall be reimbursable to the Company to extent it is not actually incurred.”

             (b)         The second sentence of Section 8(b)(ii) of the Engagement Letter is hereby deleted and replaced with the following:

“The warrants will have a term of five (5) years from the effective date of the Registration Statement and will be exercisable after twelve (12) months from the date of issuance.”

(b)         Section 8(c)(iii)(B) of the Engagement Letter is hereby deleted and replaced with the following:

“(B) the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement or commencement of sales of the Registered Placement, except the transfer of any security as permitted by the FINRA rules.”

 2. Warrant Purchase Agreement.

          (a)          Section 3 (“Term”) of Exhibit B to the Engagement Letter (“Form of Warrant Purchase Agreement”) is hereby deleted and replaced with the following:

           “3. Term. The DJSI Warrants shall expire and not be exercisable or convertible more than five years from the effective date of the Registration Statement.

           (b)          Section 7 of Exhibit B to the Engagement Letter (“Form of Warrant Purchase Agreement” is hereby deleted and replaced with the following:

           “7. Non-Transfer. FOR A PERIOD OF SIX MONTHS AFTER THE ISSUANCE DATE OF THE DJSI WARRANTS, NEITHER THE DJSI WARRANTS SHALL BE (A) SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR (B) THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THE SECURITIES BY ANY PERSON FOR A PERIOD OF 180 DAYS IMMEDIATELY FOLLOWING THE DATE OF THE EFFECTIVENESS OF THE REGISTRATION STATEMENT OR COMMENCEMENT OF SALES OF THE REGISTERED PLACEMENT, EXCEPT THE TRANSFER OF ANY SECURITY AS PERMITTED BY THE FINRA RULES.”

Except as set forth above, the Engagement Letter shall remain in full force and effect. If you agree with the above please sign below and return an executed copy of this letter to my attention.

Very truly yours,

DAWSON JAMES SECURITIES, INC.

/s/ Joseph E. Balagot
Joseph E. Balagot
Managing Partner

AGREED AND ACCEPTED:

NeuroMetrix, Inc.

/s/ Thomas T. Higgins
Thomas T. Higgins
Chief Financial Officer